As filed with the Securities and Exchange Commission on December 2, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Qlik Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	20-1643718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania 19087
(888) 828-9768
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lars Björk
President and Chief Executive Officer
150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania 19087
(888) 828-9768
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:

Jay K. Hachigian, Esq.	Richard D. Truesdell, Jr., Esq.
Richard R. Hesp, Esq.	Davis Polk & Wardwell LLP
Gunderson Dettmer Stough	450 Lexington Avenue
Villeneuve Franklin & Hachigian, LLP	New York, NY 10017
850 Winter Street	Telephone: (212) 450-4000
Waltham, MA 02451	Telecopy: (212) 701-5800
Telephone: (781) 890-8800
Telecopy: (781) 622-1622
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-170618
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Aggregate	Amount of
Securities to be Registered	Registered (1)(2)	Offering Price (3)	Registration Fee (4)
Common Stock, $0.0001 par value	1,725,000	$39,675,000	$2,828.83

(1)	Includes 225,000 shares that the underwriters have the option to purchase to cover overallotments.

(2)	The 1,725,000 shares being registered under this Registration Statement are in addition to the 11,500,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-170618)

(3)	Based on the public offering price.

(4)	$2,652.45 previously paid.

     This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
     This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Qlik Technologies Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on Form S-1, as amended (File No. 333-170618), initially filed by the Company on November 15, 2010 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 2, 2010. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders named in the original registration statement by 1,725,000 shares, 225,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover overallotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-170618), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.
UNDERTAKING
     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on December 3, 2010); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than December 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on this 2nd day of December, 2010.

QLIK TECHNOLOGIES INC.
By:	/s/ Lars Björk
Lars Björk
President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Lars Björk Lars Björk	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2010

	/s/ William G. Sorenson William G. Sorenson	Chief Financial Officer (Principal Accounting and Financial Officer)	December 2, 2010

	*	Director	December 2, 2010

John Burris

	*	Director	December 2, 2010

John Gavin, Jr.

	*	Director	December 2, 2010

Bruce Golden

	*	Director	December 2, 2010

Erel Margalit

	*	Director	December 2, 2010

Alexander Ott

	*	Director	December 2, 2010

Paul Wahl

* By:	/s/ William G. Sorenson

Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Form of Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Form of Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1 *	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant, File No. 333-170618).